Exhibit 10.3

English Language Summary of the 2013 Plan-Stock Option Plan

Subscription of Shares: Each executive may subscribe to the maximum number of shares granted under the plan, or to a portion thereof. The shares may be subscribed within 30 days after the company files its audited financial statements for the year 2012, subject to the following conditions:

1) the executive has a current employment contract with the company or any of its affiliates, and the executive has been continuously employed with the company since the date the option is granted.

2) the executive has not, in the sole judgment of the company, committed any serious misconduct.

If the shares are not subscribed within the 30-day period, the option is deemed waived and expires.

Notice: The executive shall indicate his/her intent to exercise the option within 5 days of the exercise deadline. Such notice must also indicate the number of shares for which the option will be exercised.

Payment of the Shares: The subscription of the shares should be paid in cash, promissory note and/or wire-transfer at the time of subscription.

Sales of subscribed shares: The executive may sell the shares granted under the plan after they have been subscribed and paid for. The shares must be sold on the Santiago Stock Exchange and the sale price shall not be less than market value. The company in no way guarantees the share price at the time of sale by the executive.

Expiration: The plan expires on the earlier of a) April 25, 2013 and b) the date the executive is no longer employed by the company or any of its affiliates.

Taxes and expenses: The executive is responsible for all taxes and expenses related to the subscription and sale of the shares. The executive is responsible for complying with all applicable tax regulations and the company is exempt from all such liability.

Termination and Transfer of Rights: The executive may only transfer his/her option rights in the event of his/her death, by means of a will or through intestacy. In the case of the former, the executive’s heirs may immediately subscribe for and sell the shares granted under the plan. If the executive transfers his/her option rights in violation of these restrictions, the executive is subject to a fine, up to the market value of the shares at the time of the violation.

Future Option Plans: Upon the expiration of the option plan, the company is not obligated to provide an equivalent plan.

The plan also includes general provisions related to confidentiality, dispute resolution, notices, domicile and counterparts.